                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                             (Amendment No.       )
                                            ------

Filed by the Registrant                     [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, For Use of the Commission Only
     (as permitted by Rule 14a-6(e) (2))

                                NATIONSRENT, INC.
                                -----------------
                (Name of Registrant as Specified in Its Charter)

                                       N/A
                                       ---
    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]      No fee required.
[ ] Fee computed on the table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                            (NATIONSRENT, INC. LOGO)
                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

                                                                  March 30, 2000

Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of NationsRent, Inc. to be held on Friday, May 12, 2000 at 10:30 a.m. Eastern Standard Time, at The Broward Center for the Performing Arts, The Amaturo Theatre, 201 S.W. 5th Avenue, Fort Lauderdale, Florida 33312.

     The accompanying Notice of Annual Meeting and Proxy Statement describe specific matters to be acted upon. In addition to the specific matters to be acted upon, there will be a report on our progress and an opportunity to ask questions of general interest to stockholders.

     Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. Please sign, date and return your proxy card in the enclosed envelope as soon as possible. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE MATTERS DESCRIBED IN THE PROXY STATEMENT TO BE PRESENTED AT THE ANNUAL MEETING. Thank you.

                                      Sincerely,

                                      /s/ James L. Kirk

                                      James L. Kirk
                                      Chairman of the Board and
                                      Chief Executive Officer

                            (NATIONSRENT, INC. LOGO)
                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301

               NOTICE OF THE 2000 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of NationsRent, Inc.:

     The 2000 Annual Meeting of Stockholders or any adjournment or postponement thereof (the "Annual Meeting") of NationsRent, Inc., a Delaware corporation (the "Company"), will be held on Friday, May 12, 2000 at 10:30 a.m., Eastern Standard Time, at The Broward Center for the Performing Arts, The Amaturo Theatre, 201 S.W. 5th Avenue, Fort Lauderdale, Florida 33312, to consider and act on the following matters, all of which are set forth more completely in the accompanying proxy statement:

     1. For the holders of Common Stock to elect six persons to the Board of Directors to serve until the Company's 2001 Annual Meeting of Stockholders or until a successor of each is duly elected and qualified;

     2. For the holders of the Series A Convertible Preferred Stock to elect two persons to the Board of Directors to serve until the Company's 2001 Annual Meeting of Stockholders or until a successor of each is duly elected and qualified;

     3. To approve the amendment to the Company's Amended and Restated 1998 Stock Option Plan (the "1998 Stock Option Plan") to increase from 7,000,000 to 10,000,000 the maximum number of shares of the Company's common stock, par value $.01 per share, subject to awards under the 1998 Stock Option Plan; and

     4. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on March 22, 2000 as the record date for determining those stockholders entitled to notice of, and to vote at, the Annual Meeting.

     A FORM OF PROXY AND THE PROXY STATEMENT OF THE COMPANY RELATING TO THE 2000 ANNUAL MEETING OF STOCKHOLDERS ARE ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          /s/ Joseph H. Izhakoff

                                          Joseph H. Izhakoff
                                          Vice President, Secretary and General
                                          Counsel

Fort Lauderdale, Florida
March 30, 2000

                            (NATIONSRENT, INC. LOGO)
                          450 EAST LAS OLAS BOULEVARD
                         FORT LAUDERDALE, FLORIDA 33301
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of NationsRent, Inc. (the "Company"), for use at the 2000 Annual Meeting of Stockholders of the Company or any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held on Friday, May 12, 2000 at 10:30 a.m., Eastern Standard Time, at The Broward Center for the Performing Arts, The Amaturo Theatre, 201 S.W. 5th Avenue, Fort Lauderdale, Florida 33312.

     It is anticipated that the Notice of Annual Meeting, this Proxy Statement and the proxy card will be mailed to stockholders of the Company on or about March 31, 2000.

RECORD DATE

     Only stockholders of record at the close of business on March 22, 2000 (the "Record Date") are entitled to vote at the Annual Meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

     As of the Record Date, there were 58,566,079 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), and 100,000 shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), issued and outstanding, all of which are entitled to be voted at the Annual Meeting. As of the Record Date, the 100,000 shares of issued and outstanding Preferred Stock were convertible into 14,285,714 shares of Common Stock.

     Election of Directors by Holders of Common Stock. One of the matters to be considered at the Annual Meeting is the election of six persons to the Board of Directors by the holders of Common Stock to serve until the Company's 2001 Annual Meeting of Stockholders or until a successor of each is duly elected and qualified. Only holders of Common Stock (and not holders of Preferred Stock) will have the right to vote on this matter. With respect to this matter, each holder of Common Stock as of the Record Date will be entitled to one vote for each share held.

     Election of Directors by Holders of Preferred Stock. One of the matters to be considered at the Annual Meeting is the election of two persons to the Board of Directors by the holders of Preferred Stock to serve until the Company's 2001 Annual Meeting of Stockholders or until a successor of each is duly elected and qualified. Only holders of Preferred Stock (and not holders of Common Stock) will have the right to vote on this matter. The holders of Preferred Stock, NR Holdings Limited and NR Investments Limited, affiliates of Investcorp., S.A., an international corporate investment company, have nominated two directors who are executive officers of a subsidiary of Investcorp, S.A. With respect to this matter, each holder of Preferred Stock as of the Record Date will be entitled to one vote per share of the Preferred Stock.

     Other Matters. The holders of the Common Stock and the holders of the Preferred Stock will have the right to vote together, as a single class, on the approval of the amendment to the Company's Amended and Restated 1998 Stock Option Plan (the "1998 Stock Option Plan") and other matters properly brought before the Annual Meeting, other than the election of the directors. With respect to these matters, each holder of Common Stock as of the Record Date will be entitled to one vote for each share held, and each holder of

Preferred Stock as of the Record Date will be entitled to one vote per share of Common Stock issuable upon conversion of the Preferred Stock as of the Record Date.

PROXY PROCEDURE

     Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted for the election of the nominees named herein as directors, for the approval of the amendment to our 1998 Stock Option Plan, and in accordance with the judgment of the persons acting under the proxies on other matters presented for a vote. Any stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the Annual Meeting, by written notice to the Secretary of the Company or by delivery of a later-dated proxy.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of elections appointed for the Annual Meeting and will be counted in determining whether or not a quorum is present. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter ("non-voted shares"). This could occur, for example, when a broker is not permitted to vote shares held in "street name" on certain matters in the absence of instructions from the beneficial owner of the shares. Non-voted shares with respect to a particular matter will not be considered shares present and entitled to vote on such matter, although such shares will be counted for purposes of determining the presence of a quorum. Shares voting to abstain as to a particular matter, and directions to "withhold authority" to vote for directors, will not be considered non-voted shares and will be considered present and entitled to vote with respect to such matter.

VOTING REQUIREMENTS

     The presence, in person or by proxy, of the holders of a majority of the voting power of the outstanding shares of Common Stock and a majority of the outstanding shares of Preferred Stock entitled to vote on every matter that is to be voted on, without regard to class or series, shall constitute a quorum at the Annual Meeting. Provided that a quorum is present, the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the election of the six directors for which only holders of Common Stock are entitled to vote. Provided a quorum is present at the Annual Meeting, the affirmative vote of the holders of a majority of the voting power of the shares of Preferred Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to elect the two directors for which only holders of Preferred Stock are entitled to vote. Provided that a quorum is present, the affirmative vote of the holders of a majority of the voting power of the shares of Common Stock and Preferred Stock, voting together as a single class, present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the amendment to the 1998 Stock Option Plan. Non-voted shares will have no effect on the matters brought to vote at the Annual Meeting. Abstentions from voting on any of the matters brought to a vote at the Annual Meeting will have the effect of votes against that particular matter.

COSTS OF SOLICITATION

     All costs of solicitation will be borne by the Company. The solicitation is to be principally conducted by mail and may be supplemented by telephone and personal contacts by directors, executive officers and employees of the Company, without additional remuneration. Arrangements will be made with brokerage houses, banks and custodians, nominees and other fiduciaries to forward solicitation materials to the beneficial owners of stock held of record. The Company will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

             BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/NOMINEES
                             AND EXECUTIVE OFFICERS

DIRECTOR NOMINEES FOR HOLDERS OF COMMON STOCK

     Set forth below is biographical information for each nominee for election as a director at the Annual Meeting by holders of shares of Common Stock. Each such nominee is currently a member of the Company's Board of Directors.

     JAMES L. KIRK, age 50, is a co-founder of the Company and has served as the Chairman of the Board of the Company since August 1997 and as Chief Executive Officer of the Company since April 1998. Mr. Kirk also served as President of the Company from April 1998 until October 1998. From 1985 to February 1998, Mr. Kirk was Chairman of the Board, President and Chief Executive Officer of OHM Corporation ("OHM"), a leading environmental construction company.

     THOMAS H. BRUINOOGE, age 56, joined the Company as a director in June 1998. Mr. Bruinooge is an attorney who has been in private practice since 1968 and has practiced with the firm of Bruinooge & Associates since 1987.

     GARY L. GABRIEL, age 57, joined the Company as a director in June 1998. Since September 1997, Mr. Gabriel has provided consulting services to the Company on operational and business development matters. From January 1978 to September 1997, Mr. Gabriel served as President of Sam's Equipment Rental, Inc. and Gabriel Trailer Manufacturing Company, Inc. ("Sam's") which was acquired by the Company in September 1997. In 1961, Mr. Gabriel co-founded a predecessor company of Sam's.

     IVAN W. GORR, age 70, joined the Company as a director in June 1999. Mr. Gorr served as Chairman of the Board of Directors and Chief Executive Officer of Cooper Tire & Rubber Company, a manufacturer of tires and other rubber products, from 1989 until he retired in October 1994. Mr. Gorr also serves as a director of Amcast Industrial Corporation, Arvin Industries, Inc. and Borg-Warner Automotive, Inc.

     HARRIS W. HUDSON, age 57, joined the Company as a director in June 1998. Since May 1998, Mr. Hudson has served as Vice Chairman and a director of Republic Services, Inc. ("Republic Services"), a solid waste collection and disposal company. Mr. Hudson has served as a director of AutoNation, Inc. ("AutoNation"), the largest automotive retailer in the United States, since August 1995 and as Vice Chairman of AutoNation since October 1996. Mr. Hudson served as Chairman of AutoNation's Solid Waste Group from October 1996 until July 1998. From 1983 until August 1995, Mr. Hudson served as Chairman of the Board, Chief Executive Officer and President of Hudson Management Corporation, a solid waste collection company, which was acquired by AutoNation in August 1995. Mr. Hudson also serves as a director of Boca Resorts, Inc. ("Boca Resorts"), a leisure, recreation and entertainment company which owns and operates luxury resort hotels and a professional sports franchise. Mr. Hudson is the brother-in-law of Mr. Huizenga.

     H. WAYNE HUIZENGA, age 62, joined the Company as a director in June 1998. Since August 1995, Mr. Huizenga has served as Chairman of the Board and, until October 1999, as Co-Chief Executive Officer of AutoNation. Since May 1998, Mr. Huizenga has served as Chairman of the Board of Republic Services. From May 1998 to December 1998, Mr. Huizenga also served as the Chief Executive Officer of Republic Services. Since September 1996, Mr. Huizenga has served as the Chairman of the Board of Boca Resorts. Since January 1995, Mr. Huizenga also has served as the Chairman of the Board of Extended Stay America, Inc., an operator of extended stay lodging facilities. From April 1987 through September 1994, Mr. Huizenga served as the Chairman of the Board and Chief Executive Officer of Blockbuster Entertainment Corporation ("Blockbuster"). In September 1994, Blockbuster merged into Viacom, Inc. ("Viacom"), a diversified entertainment and communications company. From September 1994 until October 1995, Mr. Huizenga served as the Vice Chairman of Viacom and as the Chairman of the Board of Blockbuster Entertainment Group, a division of Viacom. In 1971, Mr. Huizenga co-founded Waste Management, Inc., and he served in various capacities, including President, Chief Operating Officer and a director from its inception until 1984. Mr. Huizenga owns the Miami Dolphins professional sports franchise, as well as Pro Player Stadium in South Florida. He is a director of theglobe.com, an internet company.

DIRECTOR NOMINEES FOR HOLDERS OF PREFERRED STOCK

     Set forth below is biographical information for each nominee for election as a director at the Annual Meeting by holders of shares of Preferred Stock. Each such nominee is a member of the Company's Board of Directors.

     CHRISTOPHER J. O'BRIEN, age 41, joined the Company as a director in July 1999. Since 1993, Mr. O'Brien has been a member of the Management Committee of Investcorp International, Inc. ("Investcorp"), a global investment group with offices in New York, London and Bahrain. Prior to joining Investcorp, Mr. O'Brien was a managing director of Mancuso & Company, a private New York-based merchant bank that invests equity capital in the acquisition of middle-market companies. Previously, he was a founding member of the Acquisition Finance Group of Manufacturers Hanover Trust Co. and specialized in providing financing for various Fortune 500 companies. Mr. O'Brien also serves on the board of directors of The William Carter Company, CSK Auto Corporation, Independent Wireless One, Synthetic Industries and Harborside Healthcare Corporation.

     CHARLES J. PHILIPPIN, age 49, joined the Company as director in July 1999. In 1994, Mr. Philippin joined Investcorp as a member of the Management Committee. From 1982 to 1994, Mr. Philippin was a partner in the firm of Coopers & Lybrand, and was the national director of mergers and acquisitions. Currently, he is also a director of CSK Auto Corporation, Harborside Healthcare Corporation, Saks Incorporated, Stratus Computer, Werner Holding Co., and The William Carter Company.

EXECUTIVE OFFICERS

     Set forth below is biographical information for each of the Company's executive officers, none of whom is a nominee for director.

     DON R. O'NEAL, age 53, joined the Company as President and Chief Operating Officer in October 1998. From 1985 to October 1998, Mr. O'Neal served as President of Ray L. O'Neal, Inc., a Texas corporation and Arenco, L.L.C., a Texas limited liability company (collectively operating as "A-1 Rental"), which was acquired by the Company in October 1998. Mr. O'Neal has served on the Board of Directors of the American Rental Association and has served as President of the Texas Rental Association. Mr. O'Neal has been in the equipment rental business for over 30 years.

     GENE J. OSTROW, age 45, is a co-founder of the Company and has served as its Executive Vice President and Chief Financial Officer since August 1997. From August 1997 to April 1998, Mr. Ostrow served as Secretary and Treasurer of the Company. From March 1997 to October 1997, Mr. Ostrow was Vice President of Corporate Development of OHM. From November 1994 to March 1997, Mr. Ostrow was a Senior Vice President, Corporate Finance with Raymond James and Associates and from July 1996 to March 1997, Mr. Ostrow was co-head of that firm's mergers and acquisitions practice. From October 1993 to November 1994, Mr. Ostrow was Vice President and Chief Financial Officer of Ecoscience Corporation. Mr. Ostrow was employed by OHM and its affiliates from February 1986 to October 1993 in various positions, including Vice President and Chief Financial Officer of OHM from February 1986 through September 1991, and as Executive Vice President and Chief Financial Officer of NSC Corporation (an affiliate of OHM) from July 1988 through October 1993. Mr. Ostrow is also a Certified Public Accountant.

     PHILIP V. PETROCELLI, age 41, joined the Company as Executive Vice President in February 1998. From August 1993 to February 1998, Mr. Petrocelli was Vice President -- Western Region of OHM. Before joining OHM, Mr. Petrocelli was a Regional Director and acting Vice President-Analytical Labs with IT Corporation, a provider of engineering services, since September 1988.

     PAMELA K.M. BEALL, age 43, joined the Company as Vice President and Treasurer in April 1998. Ms. Beall also served as Secretary from April to October 1998 and currently serves as Assistant Secretary.

From June 1985 to April 1998, Ms. Beall served as Treasurer of OHM and in various positions of increasing responsibility at OHM, most recently as Vice President and Assistant Secretary. Before joining OHM, Ms. Beall was General Manager, Treasury Services for USX Corporation, and previous to that she was with Marathon Oil Company. From November 1996 to February 1998, Ms. Beall served as a director of NSC Corporation, an affiliate of OHM. Since May 1996, Ms. Beall has served as a director of System One Services, Inc.

     KRIS E. HANSEL, age 42, joined the Company as Vice President and Controller in March 1998. Prior to joining the Company, Mr. Hansel served in various positions of increasing responsibility at OHM since 1988, most recently as Vice President and Controller. Prior to joining OHM, Mr. Hansel was General Accounting Manager of WearEver-Proctor Silex, Inc.

     JOSEPH H. IZHAKOFF, age 34, joined the Company as Vice President and General Counsel in September 1998. Commencing October 1998, Mr. Izhakoff also began serving as Secretary. Prior to joining the Company, Mr. Izhakoff was an attorney at Akerman, Senterfitt & Eidson, P.A. since August 1995, most recently as a shareholder of the firm, where his practice focused on corporate and securities matters and mergers and acquisitions.

THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Messrs. Kirk, Bruinooge, Gabriel, Gorr, Hudson, Huizenga, O'Brien and Philippin are the members of the Board. The Board held a total of five meetings and acted on seven occasions by unanimous written consent during the fiscal year ended December 31, 1999. The Board has established an Executive Committee, an Audit Committee and a Compensation Committee to assist it in carrying out its duties.

     The Executive Committee has the same powers and authority as the Board of Directors, subject to the limitations of the Delaware General Corporation Law, the Certificate of Incorporation, as amended (the "Certificate") and the Amended and Restated Bylaws (the "Bylaws") and further subject to limitations with respect to certain mergers, acquisitions, incurrence or refinancing of indebtedness, purchase or sale of securities, strategic business plans, composition of the Board of Directors and certain committees and transactions with affiliates. Messrs. Kirk and Huizenga are the members of the Executive Committee. The Executive Committee acted on 20 occasions by unanimous written consent during fiscal year ended December 31, 1999.

     The Audit Committee recommends the annual appointment of the Company's auditors, with whom the Audit Committee reviews the scope of audit and non-audit assignments and related fees, accounting principles used by the Company in financial reporting, internal auditing procedures and the adequacy of the Company's internal control procedures. Messrs. Bruinooge and Gorr, who are independent directors, serve as the members of the Audit Committee. The Audit Committee held four meetings during the fiscal year ended December 31, 1999.

     The Compensation Committee administers and establishes the Company's stock option, bonus and other compensation plans, including the Company's 1998 Stock Option Plan and the 401(k) Plan, and determines compensation for the Company's executive officers. Messrs. Bruinooge and Hudson, who are non-employee directors, are the members of the Compensation Committee. The Compensation Committee held two meetings and acted on one occasion by unanimous written consent during fiscal year ended December 31, 1999.

COMPENSATION OF DIRECTORS

     The 1998 Stock Option Plan provides for an automatic grant of options to purchase 50,000 shares of Common Stock to each member of the Board of Directors who joins the Board as a non-employee director. In addition, the 1998 Stock Option Plan provides for an additional automatic grant of options to purchase 10,000 shares of Common Stock at the beginning of each fiscal year to each non-employee director continuing to serve on the Board at such time. The 1998 Stock Option Plan also provided for the automatic grant of options to purchase 50,000 shares of Common Stock to each member of the Board who was a non-employee director at the time of the Company's initial public offering. All automatic option grants to non-employee directors are fully vested and immediately exercisable. In addition, all automatic option grants to non-employee directors remain exercisable for a term of ten years from the date of grant so long as such person remains a member of the Board. Each automatic grant is exercisable at a price per share equal to the closing price of a share of Common Stock on the New York Stock Exchange on the date immediately prior to the automatic grant date. In addition to automatic option grants, directors are reimbursed for their reasonable expenses incurred in connection with their attendance at Board and Committee meetings.

     In September 1997, in connection with the acquisition of Sam's, the Company entered into an agreement with Gary L. Gabriel pursuant to which Mr. Gabriel provides certain consulting services to the Company. See "Certain Relationships and Related Transactions."

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The following statements made by the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not otherwise be deemed filed under either of such acts.

     The Compensation Committee administers and establishes the Company's stock option, bonus and other compensation plans, including the Company's 1998 Stock Option Plan and the 401(k) Plan, and determines the compensation of the Company's executive officers. Through competitive compensation, primarily composed of base compensation, cash bonuses and stock options, the Company endeavors to attract and maintain high caliber executives, whose interests are aligned with those of the Company's stockholders. The Compensation Committee takes into account a variety of factors in determining executive compensation including business conditions in general and in our business during the year, our performance during the year in light of these conditions, the market compensation for executives of similar background and experience, and the performance of the business for which the executive officer is responsible. The Company prefers to emphasize incentive forms of compensation, including stock options, so that an executive's interests are aligned with the interests of our stockholders. By providing incentive-based compensation such as stock options, the Compensation Committee believes that this provides the executive with a vested interest in the long-term success of the Company and encourages the executive to work towards the long-term interests of the Company and its stockholders.

     In determining executive compensation, the Compensation Committee considers the anticipated tax treatment of payments and benefits to the Company and to the recipient executive officers. It is the Company's intention that the compensation paid to its executive officers be tax deductible under Section 162(m) of the Internal Revenue Code, as amended (the "Code"), when appropriate and applicable. Further interpretation of, or change in, the tax laws beyond the Compensation Committee's control could affect the deductibility of executive compensation.

     Mr. Kirk, our Chief Executive Officer, was paid an annual salary of $250,000 for the fiscal year ended December 31, 1999. In June 1999, the Compensation Committee approved a grant of options to Mr. Kirk under the 1998 Stock Option Plan to purchase 300,000 shares of Common Stock exercisable at a price of $5.5625 per share. These options have a 10-year term and vest in four equal annual installments beginning on June 6, 2000. The Compensation Committee believes that tying the remuneration of Mr. Kirk to the performance of the Common Stock will enhance the long-term performance and stability of the Company.

                                          Thomas H. Bruinooge
                                          Harris W. Hudson

                                          As Members of the Compensation
                                          Committee

COMPENSATION TABLES

     The Company was formed in August 1997 and did not pay any compensation to its Chief Executive Officer and did not pay salary and bonus in excess of $100,000 to any of its executive officers for the period from August 14, 1997 (inception) to December 31, 1997. The following table sets forth the annual base salaries and other compensation that the Company paid for the years ended December 31, 1998 and 1999 to the named executive officers below (the "Named Executive Officers") and certain options to purchase Common Stock which the Company has granted to the Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                                     LONG-TERM
                                                                                                    COMPENSATION
                                                                ANNUAL                               SECURITIES
                                                             COMPENSATION                        UNDERLYING OPTIONS
                                                  FISCAL   -----------------   OTHER ANNUAL      TO PURCHASE SHARES
NAME AND PRINCIPAL POSITION                        YEAR     SALARY    BONUS    COMPENSATION       OF COMMON STOCK
---------------------------                       ------   --------   ------   ------------      ------------------
James L. Kirk(1)................................   1999    $250,000       --     $112,269(2)           300,000(3)
  Chairman of the Board                            1998     109,616       --      188,510(4)           250,000(5)
  and Chief Executive Officer

Don R. O'Neal(1)................................   1999     259,615       --           --              175,000(3)
  President and                                    1998      54,654       --           --              100,000(6)
  Chief Operating Officer

Gene J. Ostrow..................................   1999     257,693   60,000       19,499(2)           175,000(3)
  Executive Vice President                         1998     196,154       --           --              100,000(5)
  and Chief Financial Officer

Philip V. Petrocelli(1).........................   1999     257,693   60,000       28,236              175,000(3)
  Executive Vice President                         1998     166,923       --       62,199(4)           346,472(7)

Joseph H. Izhakoff(1)...........................   1999     190,859   50,000           --               65,000(3)
  Vice President, Secretary and General Counsel    1998      61,193       --           --              150,000(8)

---------------

(1) Although Mr. Kirk joined the Company as an officer in April 1998, the Company did not begin paying salary to Mr. Kirk until August 1998 following the Company's initial public offering. Mr. O'Neal joined the Company in October 1998, Mr. Petrocelli joined the Company in February 1998 and Mr. Izhakoff joined the Company in September 1998.
(2) Consists of relocation expenses of $71,774 for Mr. Kirk and $12,541 for Mr. Ostrow. Also, Board policy expressly directs that certain executive officers use the Company's corporate aircraft to the fullest extent for business and personal travel and that personal aircraft use be reported as compensation. Under the IRS formula, the personal use of Company aircraft was calculated to be $40,495 for Mr. Kirk and $6,958 for Mr. Ostrow.
(3) These options have an exercise price of $5.5625 per share and vest over a four-year period at the rate of 25% per year commencing June 29, 2000. These options become immediately exercisable upon a change of control of the Company (as defined in the 1998 Stock Option Plan).
(4) Consists of relocation expenses.
(5) These options have an exercise price of $8.00 per share and vest over a four-year period at the rate of 25% per year commencing August 6, 1999. These options become immediately exercisable upon a change of control of the Company (as defined in the 1998 Stock Option Plan).
(6) These options have an exercise price of $5.50 per share and vest over a four-year period at the rate of 25% per year commencing on October 23, 1999. These options become immediately exercisable upon a change of control of the Company (as defined in the 1998 Stock Option Plan).
(7) These options have an exercise price of $5.77 per share and vest over a four-year period at the rate of 25% per year commencing on February 24, 1999. These options become immediately exercisable upon a change of control of the Company (as defined in the option agreement related to such options).
(8) These options have an exercise price of $7.00 per share and vest over a four-year period at the rate of 25% per year commencing on September 1, 1999. These options become immediately exercisable upon a change of control of the Company (as defined in the 1998 Stock Option Plan).

                               OPTION GRANT TABLE

     The following table sets forth certain information concerning grants of stock options made to the Named Executive Officers during the fiscal year ended December 31, 1999.

                                              NUMBER OF       % OF TOTAL                              POTENTIAL REALIZABLE VALUE
                                              SECURITIES        OPTIONS                                AT ASSUMED ANNUAL RATES
                                              UNDERLYING      GRANTED TO                             OF STOCK PRICE APPRECIATION
                                               OPTIONS       EMPLOYEES IN    EXERCISE   EXPIRATION   ----------------------------
NAME                                           GRANTED        FISCAL YEAR     PRICE        DATE          5%               10%
----                                        --------------   -------------   --------   ----------   -----------      -----------
James L. Kirk.............................  300,000 shares       11.08%      $5.5625     06/29/09    $1,049,468       $2,659,557
  Chairman of the Board and Chief
  Executive Officer
Don R. O'Neal.............................  175,000 shares        6.47%      $5.5625     06/29/09    $  612,190       $1,551,409
  President and Chief Operating Officer
Gene J. Ostrow............................  175,000 shares        6.47%      $5.5625     06/29/09    $  612,190       $1,551,409
  Executive Vice President and Chief
  Financial Officer
Philip V. Petrocelli......................  175,000 shares        6.47%      $5.5625     06/29/09    $  612,190       $1,551,409
  Executive Vice President
Joseph H. Izhakoff........................   65,000 shares        2.40%      $5.5625     06/29/09    $  227,385       $  576,238
  Vice President, Secretary and General
  Counsel

     Certain of the Company's executive officers and other employees have been granted stock options to purchase shares of the Company's Common Stock prior to the adoption of the 1998 Stock Option Plan. As of December 31, 1999, there were outstanding options, granted prior to the adoption of the plan, to purchase 992,569 shares at exercise prices ranging from $2.96 per share to $6.67 per share of which 329,325 were immediately exercisable at that time. These options vest over a four-year period at the rate of 25% per year commencing on the first anniversary of the date of grant. Also, these options become immediately exercisable upon a change in control of the Company. A "change in control" of the Company is deemed to occur when any person becomes the beneficial owner of or acquires voting control with respect to more than 50% of the Common Stock or any person has the ability to elect or to cause the election of directors consisting at the time of such election of a majority of the Board.

     The Company's executive officers receive health benefits which do not exceed 10% of their respective salaries. These benefits are also provided to other employees of the Company. See "--1998 Stock Option Plan." In October 1998, in connection with the acquisition of A-1 Rental, the Company entered into an employment agreement with Don R. O'Neal to serve as the Company's President and Chief Operating Officer. See "Certain Relationships and Related Transactions."

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES

     The following table sets forth certain information regarding the options exercised by the Named Executive Officers during the fiscal year ended 1999 and the value of options outstanding for such individuals at December 31, 1999.

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                                                      OPTIONS/SARS AT             MONEY OPTIONS/SARS AT
                                           SHARES                    DECEMBER 31, 1999              DECEMBER 31, 1999
                                          ACQUIRED     VALUE    ----------------------------   ----------------------------
NAME                                     ON EXERCISE  REALIZED  EXERCISABLE    UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
----                                     -----------  --------  -----------    -------------   -----------    -------------
James L. Kirk..........................      --          --        62,500         487,500            --          $18,750
  Chairman of the Board and Chief
  Executive Officer
Don R. O'Neal..........................      --          --        25,000         250,000        $3,125          $20,313
  President and Chief Operating Officer
Gene J. Ostrow.........................      --          --        25,000         250,000            --          $10,938
  Executive Vice President and Chief
  Financial Officer
Philip V. Petrocelli...................      --          --        86,618         434,854            --          $10,938
  Executive Vice President
Joseph H. Izhakoff.....................      --          --        37,500         177,500            --          $10,938
  Vice President, Secretary and General
  Counsel

1998 STOCK OPTION PLAN

     The Board of Directors and stockholders adopted the 1998 Stock Option Plan, effective August 6, 1998. Pursuant to the 1998 Stock Option Plan, as amended, options to acquire a maximum of 7,000,000 shares of Common Stock may be granted to employees, directors (including employee and non-employee directors) and certain independent contractors and consultants of the Company or any Subsidiary (as defined in the therein). As of December 31, 1999, there were outstanding options to purchase 4,697,427 shares at exercise prices ranging from $5.50 per share to $8.00 per share granted under the 1998 Stock Option Plan, 872,326 of which were immediately exercisable at that time.

     The Compensation Committee administers the 1998 Stock Option Plan. The Compensation Committee determines which persons will receive options and the number of options to be granted to such persons. The 1998 Stock Option Plan also provides for annual mandatory grants of options to non-employee directors. See "Biographical Information Regarding Directors/Nominees and Executive
Officers -- Compensation of Directors." The Board of Directors or the Compensation Committee, as the case may be, will make all determinations that it may deem necessary or advisable for the administration of the 1998 Stock Option Plan.

     Pursuant to the 1998 Stock Option Plan, the Company may grant Incentive Stock Options ("ISOs") as defined in Section 422 of the Code, and Non-Qualified Stock Options ("NQSOs"), not intended to qualify under Section 422 of the Code. The price at which the Common Stock may be purchased upon the exercise of options granted under the 1998 Stock Option Plan will be required to be not less than the per share fair market value of the Common Stock on the date the particular options are granted. Options granted under the 1998 Stock Option Plan may have maximum terms of not more than ten years and are not transferable, except by will or the laws of descent and distribution. None of the ISOs under the 1998 Stock Option Plan may be granted to an individual owning more than 10% of the total combined voting power of all classes of stock the Company issued unless the purchase price of the Common Stock under such option is at least 110% of the fair market value of the shares issuable on exercise of the option determined as of the date the option is granted, and such option is not exercisable more than five years after the grant date.

     Generally, options granted under the 1998 Stock Option Plan terminate upon the date the person to whom such options were granted is no longer employed or retained by the Company or serving on our Board of

Directors other than by reason of permanent and total disability as that term is defined therein. However, if any of the options granted under the Plan had vested by such date, then the person to whom such options were granted has five business days during which he or she may exercise any vested options, provided such person was not terminated by the Company for cause.

     Options granted pursuant to the 1998 Stock Option Plan, unless otherwise determined by the Board of Directors, vest over a four-year period at the rate of 25% per year commencing on the first anniversary of the date of grant. These options become immediately exercisable upon a change in control of the Company. A "change in control" of the Company is deemed to occur when any person becomes the beneficial owner of or acquires more than 50% of the total combined voting power with respect to the election of directors of the Company's issued and outstanding capital stock.

     The 1998 Stock Option Plan also provides that, upon the death or permanent and total disability of an optionee, the optionee's estate or the optionee has three years, from the date of such death or disability and prior to the termination of the option period, to exercise the number of vested options held by the optionee on the date of death or disability.

     ISOs granted under the 1998 Stock Option Plan are subject to the restriction that the aggregate fair market value (determined as of the date of grant) of options which first become exercisable in any calendar year cannot exceed $100,000.

     The 1998 Stock Option Plan provides for appropriate adjustments in the number and type of shares covered by it and options granted thereunder in the event of any reorganization, dissolution, liquidation, recapitalization or certain other transactions involving the Company.

401(k) PLAN

     The Company's 401(k) Retirement Savings Plan (the "401(k) Plan") provides retirement and other benefits to its employees and permits employees a means to save for their retirement. The 401(k) Plan is intended to be a tax-qualified plan under Section 401(a) of the Code.

PERFORMANCE GRAPH

     The following graph compares the Company's cumulative total stockholder return on the Common Stock with that of (1) Standard & Poor's 500 Stock Index and (2) a peer group of selected companies that the Company believes are the most comparable to the Company. The peer group consists of United Rentals, Inc., Neff Corp., National Equipment Services, Inc. and RDO Equipment Co. The chart assumes that $100 was invested on August 7, 1998, the date that the Common Stock began trading on the New York Stock Exchange, at the initial offering price of $8.00 per share.

                            CUMULATIVE TOTAL RETURN

                               (graphic omitted)

                                                       NATIONSRENT                S&P 500 INDEX                PEER GROUP
                                                       -----------                -------------                ----------
August 7, 1998                                           100.00                      100.00                      100.00
December 1998                                             71.88                      113.41                       85.50
December 1999                                             70.31                      137.27                       47.29

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was an officer or employee of the Company or of any of its subsidiaries during the prior year or was formerly an officer of the Company or of any of its subsidiaries. During the last fiscal year, none of the executive officers of the Company have served on the board of directors or compensation committee of any other entity, any of whose officers served either on the Board of the Company or on the Compensation Committee of the Company.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of March 20, 2000, information with respect to the beneficial ownership of the Common Stock by (1) each person or entity known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (2) each of the Company's directors and each Named Executive Officer, and (3) all of the Company's directors and executive officers as a group. Unless otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder. Percentages of shares beneficially owned are based upon 58,566,079 shares of Common Stock outstanding as of March 20, 2000, plus for each person named below any shares of Common Stock that may be acquired by such person within 60 days of such date upon exercise of outstanding options or other rights.

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY      PERCENT OF
NAME                                                               OWNED         COMMON STOCK
----                                                          ----------------   ------------
Investcorp S.A..............................................     14,997,214(1)       20.6%
  37 rue Notre-Dame
  Luxembourg
Sipco Limited...............................................     14,997,214(2)       20.6%
  West Wind Building
  P.O. Box 1111
  Harbour Drive
  Grand Cayman, Cayman Islands, B.W.I
NR Holdings Limited.........................................     11,285,714(3)       16.2%
  West Wind Building
  P.O. Box 1111
  Harbour Drive
  Grand Cayman, Cayman Islands, B.W.I
H. Family Investments, Inc.(4)..............................     12,000,000          20.5%
  450 East Las Olas Blvd
  Ft. Lauderdale, Florida 33301
James L. Kirk...............................................     12,061,765(5)       20.6%
Don R. O'Neal...............................................      5,069,531(6)        8.7%
Gene J. Ostrow..............................................      1,004,500(7)        1.7%
Philip V. Petrocelli........................................        297,012(8)          *
Joseph H. Izhakoff..........................................         37,500(9)          *
H. Wayne Huizenga...........................................      1,702,047(10)       2.9%
Harris W. Hudson............................................      1,033,650(11)       1.8%
Gary L. Gabriel.............................................        481,250(12)         *
Thomas H. Bruinooge.........................................        107,092(13)         *
Ivan W. Gorr................................................         65,700(14)         *
Christopher J. O'Brien......................................         85,000(14)         *
Charles J. Philippin........................................        135,000(14)         *
All executive officers and directors as a group
  (14 persons)..............................................     22,324,907(15)        37%

---------------

   * Less than 1%
 (1) Investcorp S.A. does not directly own any shares of Common Stock or Preferred Stock. Includes 14,285,714 shares of Common Stock issuable upon conversion of 100,000 shares of Preferred Stock that Investcorp S.A. may be deemed to beneficially own, which shares of Preferred Stock are directly owned by NR Holdings Limited ("NR Holdings") and NR Investments Limited ("NR Investments"). The voting securities of NR Holdings and NR Investments are owned by certain persons and/or entities which indirectly are managed by affiliates of Investcorp (the "Managed Entities") through revocable management services or similar agreements between such persons and/or entities or their shareholders or principals and an affiliate of Investcorp S.A. pursuant to which each such person or entity indirectly has granted such affiliate of Investcorp the authority to direct the voting of the voting securities of NR Holdings and/or NR Investments for so long as such agreement is in effect. Also includes 711,500 shares of Common Stock which Investcorp S.A. may be deemed to beneficially own, which are directly held by Ref Equity Limited ("REF") on behalf of certain entities (the "REF Managed Entities"), which indirectly are managed by affiliates of Investcorp S.A. through revocable management services or similar agreements between such entities or their shareholders or principals and an affiliate of Investcorp pursuant to which each such entity indirectly has granted such affiliate the authority to direct the voting and disposition of its equity interests in REF for so long as such agreement is in effect.
 (2) Constitute the same shares as those disclosed in the table as beneficially owned by Investcorp S.A. Sipco Limited ("Sipco") does not directly own any shares of Common Stock or Preferred Stock. Sipco, which is a passive holding company entity without operations or employees, may be deemed to control Investcorp S.A. through its ownership of a majority of the stock of a company which indirectly owns a majority of the outstanding stock of Investcorp S.A.
 (3) Represent shares of Common Stock issuable upon conversion of shares of Preferred Stock held by NR Holdings. NR Holdings shares voting and dispositive power with respect to these shares with Investcorp S.A., Sipco and the Managed Entities. See footnotes (1) and (2) above.
 (4) H. Family Investments, Inc. ("HFI") is a Florida corporation controlled by
     H. Wayne Huizenga, Jr., the son of Mr. Huizenga.
 (5) 11,999,265 of these shares are held by Kirk Holdings Limited Partnership, a Nevada limited partnership controlled by Mr. Kirk. Includes 62,500 shares of Common Stock issuable upon exercise of options, which are exercisable within 60 days.
 (6) Includes 775,180 shares of Common Stock owned by Mr. O'Neal's spouse, as to which Mr. O'Neal disclaims beneficial ownership. Also includes 2,452,564 shares of Common Stock in the name of the 1997 Ray L. O'Neal and Ellen M. O'Neal irrevocable trust for Don R. O'Neal of which Mr. O'Neal is a trustee. Also includes 25,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.
 (7) Includes 25,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.
 (8) Includes 173,236 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.
 (9) Includes 37,500 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.
(10) 1,632,047 of these shares are held by Huizenga Investments Limited Partnership ("HILP"), a Nevada limited partnership controlled by Mr. Huizenga. Also includes 70,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable. The number of shares of Common Stock beneficially owned by Mr. Huizenga does not include the 12,000,000 shares of Common Stock held by H. Family Investments, Inc. because Mr. Huizenga does not share voting or dispositive control of such shares and disclaims beneficial ownership of such shares.
(11) Includes 250,000 shares of Common Stock owned by Mr. Hudson's spouse, as to which Mr. Hudson disclaims beneficial ownership. Also includes 70,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.
(12) Includes 411,250 shares of Common Stock issuable upon conversion of convertible promissory notes in an aggregate principal amount of $3.29 million, which are convertible at a price of $8.00 per share of Common Stock. Also includes 70,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.
(13) Includes 70,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.
(14) Includes 60,000 shares of Common Stock issuable upon exercise of options, which are immediately exercisable.
(15) Includes (a) an aggregate of 1,334,524 shares of Common Stock issuable upon exercise of options held by certain executive officers and directors, which are immediately exercisable or exercisable within 60 days and (b) 411,250 shares of Common Stock issuable upon conversion of convertible promissory notes beneficially owned by Mr. Gabriel.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten-percent stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon review of the copies of such reports furnished to the Company and written representations from certain executive officers and directors that no other such reports were required, the Company believes that during fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with on a timely basis.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In August 1997, H. Family Investments, Inc. and Messrs. Kirk and Ostrow founded the Company (collectively, the "Founders"). The Founders committed an aggregate of $48.4 million in equity capital to the Company which was funded at various times from September 1997 through June 2, 1998 as required to complete acquisitions. The Founders entered into lock-up agreements with the underwriters of the Company's initial public offering (the "Founders' Lock-up Agreements") pursuant to which they agreed not to offer, sell or otherwise dispose of any shares of Common Stock or any security, convertible into, exercisable for or exchangeable for shares of Common Stock until February 1999. In August 1998, the Company registered with the SEC for resale, subject to the Founders' Lock-up Agreements, under the Securities Act and applicable state securities laws the shares of Common Stock held by the Founders. The Company paid registration expenses incidental to such registration, excluding underwriters' commissions and deductions.

     In September 1997, the Company acquired Sam's for $23.4 million from Gary
L. Gabriel, Troy L. Gabriel and certain trusts controlled by them. The Company paid a portion of the purchase price to Gary L. Gabriel and certain trusts controlled by him in the form of (1) unsecured promissory notes in the aggregate original principal amount of approximately $2.6 million which bear interest at the rate of 8.5% per annum, (2) an unsecured convertible promissory note, as amended, in the original principal amount of approximately $0.7 million which bears interest at the rate of 8.0% per annum, and (3) unsecured contingent convertible promissory notes, as amended, in the aggregate original principal amount of $3.0 million which bear interest at the rate of 8.0% per annum. As of December 31, 1999, the aggregate principal amount remaining outstanding under such notes was $3.3 million. As part of the Sam's acquisition, the Company entered into certain leases, as amended, on four properties used in its operations from TTG Properties, an Ohio general partnership ("TTG"), of which Gary L. Gabriel and Troy L. Gabriel are general partners. Each of the four leases to which the Company and TTG are a party commenced on October 1, 1997, provides for an initial term of 10 years, with three automatic five-year extensions. Under the leases, the Company has the option to purchase the leased premises at any time within the last five years of the initial lease term at a fixed price. The aggregate monthly rental payment to TTG under the leases on the four properties is $51,000. In addition, the Company has entered into leases for two facilities in Ohio, from TTG, each with a ten-year term and two automatic five-year extensions. The aggregate monthly rental payment to TTG under these leases is $27,000. Also, in connection with the Sam's acquisition, Sam's entered into an agreement with Gary L. Gabriel pursuant to which Mr. Gabriel provides certain consulting services to the Company. This agreement has a three year term which automatically renews for an additional one year term. This agreement provides for annual compensation of $100,000, and use of a leased vehicle and up to $30,000 of rental equipment per year. The agreement provides that if Mr. Gabriel's services are terminated at any time without cause, he will be entitled to receive one year's annual compensation as severance.

     On June 2, 1998, the Company sold an aggregate of 5,118,694 shares of Common Stock in a private placement for aggregate proceeds of $27.6 million which represented approximately 17.0% of the Company's Common Stock outstanding following the transaction. The table below sets forth the Company's officers and directors who participated in such private placement and the number of shares of Common Stock acquired in such transaction:

                        NUMBER OF SHARES
  NAME                  OF COMMON STOCK
  ----                  ----------------
  H. Wayne Huizenga        1,632,047(1)
  Harris W. Hudson           463,650
  Philip V. Petrocelli       111,276
  Pamela K.M. Beall           92,730
  Kris E. Hansel              37,092
  Thomas H. Bruinooge         37,092

---------------

(1) These shares held by HILP.

     The holders of the shares of Common Stock issued in the June 1998 private placement entered into lock-up agreements, which expired in February 1999, with the underwriters of the Company's initial public offering similar to its Founders' Lock-up Agreements described above. The Company registered with the SEC for resale, subject to the lock-up agreements, under the Securities Act of 1933, as amended, and applicable state securities laws the shares of Common Stock issued in the June 1998 private placement. The Company paid the registration expenses incidental to such registration, excluding underwriters' commissions and discounts.

     In February 2000, in connection with the satisfaction of certain earnings targets, the Company paid as additional consideration $10.0 million in cash and issued 1,721,664 shares of Common Stock (representing $10.0 million) to A-1 Rental, which was acquired by the Company in October 1998 and is controlled by Mr. O'Neal and members of his family. Also, in connection with the acquisition of A-1 Rental, Mr. O'Neal entered into a two-year employment agreement to serve as the Company's President and Chief Operating Officer for a minimum annual salary of $250,000. Contemporaneously with the acquisition of A-1 Rental, the Company also entered into leases with entities affiliated with Mr. O'Neal for 15 properties used in connection with the business of A-1 Rental. The lease agreements, which have initial terms ranging from one to five years, require aggregate monthly rental payments of approximately $127,000.

     The Company has entered into certain contracts for building construction with Alvada Construction, Inc., an entity controlled by Mr. Kirk's brother. As of December 31, 1999, the aggregate amount paid under these contracts was approximately $1.6 million.

     The Company leases the office space and parking for our corporate headquarters from Boca Resorts. As of December 31, 1999, the monthly lease amount payable by the Company is approximately $44,000, which amount includes a share of the operating expenses for this location based upon estimated usage. In addition, the Company licenses from Boca Resorts the use of an executive suite at the National Car Rental Center, which is operated by Boca Resorts, for a fee of $95,000 per annum for a term of seven years, subject to a maximum increase per year of five percent. The Company may also enter into a sponsorship agreement with Boca Resorts for certain sponsorship, marketing and advertising services. Mr. Huizenga is Chairman of the Board of Boca Resorts and controls a majority of the voting interests of Boca Resorts. Mr. Hudson is also a director of Boca Resorts.

     In addition, the Company has entered into a license agreement with South Florida Stadium Corporation at Pro Player Stadium, a professional sports stadium in South Florida which is owned by Mr. Huizenga, for the use of an executive suite at Pro Player Stadium for a fee of approximately $166,000 per year for a term of seven years, subject to yearly increases related to increases in ticket prices and an additional increase of a maximum of five percent.

     Messrs. Philippin and O'Brien are executive officers of Investcorp, a subsidiary of Investcorp S.A. An affiliate of Investcorp received a placement fee of $4.0 million in connection with the purchase of the Preferred Stock by NR Holdings and NR Investments, which are also affiliates of Investcorp. The private placement of the Preferred Stock to these entities took place in two steps. In July 1999, we sold $78.0 million of the Preferred Stock, and in August 1999, following stockholder approval at a special meeting of stockholders, we sold the remaining $22.0 million. NR Holdings and NR Investments are entitled to certain demand and piggyback registration rights and tag-along rights with respect to the shares of Common Stock issuable upon conversion of the Preferred Stock.

     With respect to transactions discussed in this section, no independent determination has been made as to the fairness or reasonableness of the terms thereof. The Company believes, however, based on its prior experience, that the terms of each transaction were as favorable to the Company as it could have obtained from an unaffiliated party.

                       PROPOSAL 1.  ELECTION OF DIRECTORS

     The Company's Bylaws provide that the number of directors shall be fixed from time to time by resolution of the stockholders or the Board of Directors and shall consist of no more than 12 members. The Board of Directors currently consists of eight members. The holders of shares of Common Stock are entitled to elect six directors and holders of shares of Preferred Stock are entitled to elect two additional directors.

ELECTION OF DIRECTORS BY HOLDERS OF COMMON STOCK

     The holders of shares of Common Stock are entitled to elect all of the members to the Company's Board of Directors other than persons nominated and to be elected by the holders of shares of the Preferred Stock. In February 2000, the Board of Directors nominated six of its then present members for re-election as directors for a term expiring at the Company's 2001 Annual Meeting of Stockholders or until a successor of each has been elected and qualified. All the nominees have indicated their willingness to serve, and unless otherwise specified in the proxy, it is the intention of the proxy holders to vote for the nominees listed below.

     With respect to holders of shares of Common Stock, the confirmed nominees for the Board of Directors for a term expiring at the Company's 2001 Annual Meeting of Stockholders or until a successor of each is duly elected and qualified are as follows:

  Thomas H. Bruinooge    Harris W. Hudson
  Gary L. Gabriel        H. Wayne Huizenga
  Ivan W. Gorr           James L. Kirk

ELECTION OF DIRECTORS BY HOLDERS OF PREFERRED STOCK

     The holders of shares of Preferred Stock are entitled to elect two members to the Company's Board of Directors. In February 2000, at the direction of the holders of shares of the Preferred Stock, NR Holdings Limited and NR Investments Limited, affiliates of Investcorp, S.A., the Board of Directors nominated two of its then present members for re-election as directors for a term expiring at the Company's 2001 Annual Meeting of Stockholders or until a successor of each has been elected and qualified. All the nominees have indicated their willingness to serve, and unless otherwise specified in the proxy, it is the intention of the proxy holders to vote for the nominees listed below.

     With respect to holders of shares of Preferred Stock, the confirmed nominees for the Board of Directors for a term expiring at the Company's 2001 Annual Meeting of Stockholders or until a successor of each is duly elected and qualified are as follows:

         Christopher J. O'Brien
         Charles J. Philippin

     The holders of the Preferred Stock have indicated their intention to vote for the election of their director nominees listed above. Biographical information relating to each of these nominees for directors appears under the heading "Biographical Information Regarding Directors/Nominees and Executive Officers."

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. PROXY CARDS EXECUTED AND RETURNED WILL BE VOTED FOR THIS PROPOSAL UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

      PROPOSAL 2.  APPROVAL OF THE AMENDMENT TO THE 1998 STOCK OPTION PLAN

     In March 2000, the Board of Directors adopted, subject to stockholder approval, an amendment to the 1998 Stock Option Plan (the "Amendment"). At the Annual Meeting, the stockholders are being asked to approve the Amendment. The Amendment amends Section 5 of the 1998 Stock Option Plan to increase from 7,000,000 to 10,000,000 the maximum number of shares of Common Stock subject to awards under the 1998 Stock Option Plan. If the Amendment does not become effective, the maximum number of shares of Common Stock subject to awards under the 1998 Stock Option Plan would remain at 7,000,000.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL. PROXY CARDS EXECUTED AND RETURNED WILL BE VOTED FOR THIS PROPOSAL UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 OTHER MATTERS

     Arthur Andersen LLP served as the Company's independent auditors for the fiscal year ending December 31, 1999. Representatives of Arthur Andersen LLP are expected to appear at the Annual Meeting to make a statement, if they wish to do so, and to be available to answer appropriate questions from stockholders at that time. The Board of Directors is in the process of selecting its independent auditors for the fiscal year ending December 31, 2000.

     The Board of Directors is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy-holders.

                             STOCKHOLDER PROPOSALS

     In accordance with the rules promulgated by the SEC, any stockholder who wishes to submit a proposal for inclusion in the proxy material to be distributed by the Company in connection with 2000 Annual Meeting of Stockholders must do so no later than December 31, 2000. Any such proposal should be submitted in writing to the Secretary of the Company at its principal executive offices, 450 East Las Olas Boulevard, Suite 1400, Fort Lauderdale, Florida 33301, Attention: Joseph H. Izhakoff, Vice President, Secretary and General Counsel.

                                 ANNUAL REPORT

     The Company's Annual Report, which incorporates the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, accompanies this Proxy Statement.

                                                                      1797-PS-00

                                     [LOGO]

                                NATIONSRENT, INC.

                           450 EAST LAS OLAS BOULEVARD

                         FORT LAUDERDALE, FLORIDA 33301

Common Stock Proxy

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of NATIONSRENT, INC., a Delaware corporation (the "Company"), hereby appoints James L. Kirk and Gene J. Ostrow, or either of them, the proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Friday, May 12, 2000 at 10:30 a.m., Eastern Standard Time at The Broward Center for the Performing Arts, The Amaturo Theatre 201 S.W. 5th Avenue, Fort Lauderdale, Florida 33312, or any adjournment thereof, according to the number of votes that the undersigned would be entitled to if personally present upon the matters referred to in this proxy.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

1.  ELECTION OF DIRECTORS.

    Nominees:

    Thomas H. Bruinooge
    Gary L. Gabriel
    Ivan W. Gorr
    Harris W. Hudson
    H. Wayne Huizenga
    James L. Kirk

    [ ] FOR ALL NOMINEES               [ ] WITHHOLD
                                           FROM ALL NOMINEES

    [ ] __________________________________________
        For all nominees except as as noted above

2.  Approval of Amendment to the Amended and Restated 1998 Stock Option Plan.

         [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3.  To transact such other business as may properly come before the Annual
    Meeting.

    MARK HERE IF YOU PLAN TO ATTEND THE MEETING.   [ ]

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT. [ ]

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated March 30, 2000, and the accompanying Proxy Statement.

    Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. if a corporation, please sign in full corporate name by the president or other authorized officer. if a partnership, please sign in the partnership name by the authorized person.

Signature: ________________Date:________Signature: ________________Date:________

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                     [LOGO]

                                NATIONSRENT, INC.

                           450 EAST LAS OLAS BOULEVARD

                         FORT LAUDERDALE, FLORIDA 33301

PREFERRED STOCK PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of NATIONSRENT, INC., a Delaware corporation (the "Company"), hereby appoints James L. Kirk and Gene J. Ostrow, or either of them, the proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of Series A Convertible Preferred Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Stockholders to be held on Friday, May 12, 2000 at 10:30 a.m., Eastern Standard Time at The Broward Center for the Performing Arts, The Amaturo Theatre 201 S.W. 5th Avenue, Fort Lauderdale, Florida 33312, or any adjournment thereof, according to the number of votes that the undersigned would be entitled to if personally present upon the matters referred to in this proxy.

                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

                           (CONTINUED FROM OTHER SIDE)

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

1.  Election of Directors.

    Nominees:

    Christopher J. O'Brien
    Charles J. Philippin

    [ ] FOR ALL NOMINEES               [ ] WITHHOLD

    [ ] _______________________________________________
        For all nominees except as noted above


2.  Approval of Amendment to the Amended and Restated 1998 Stock Option Plan.

         [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3.  To transact such other business as may properly come before the Annual
    Meeting.

    MARK HERE IF YOU PLAN TO ATTEND THE MEETING.   [ ]

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT. [ ]

    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

    The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders dated March 30, 2000, and the accompanying Proxy Statement.

    Please sign exactly as your name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in the partnership name by the authorized person.

Signature: ________________Date:________Signature: ________________Date:________

      PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.